Exhibit 23.1
Consent of Hein & Associates LLP, Independent Registered Public Accounting Firm
          We consent to the use in this Registration Statement on Form SB-2 of Axcess International, Inc. of our report dated February 28, 2007, relating to our audit of the financial statements as of December 31, 2006 and for the years then ended December 31, 2006 and 2005 appearing in the Prospectus, which is part of this Registration Statement.
          We also consent to the reference to our firm under the caption “Experts” in such Prospectus..
/s/ HEIN & ASSOCIATES LLP
HEIN & ASSOCIATES LLP
Dallas, Texas
November 16, 2007